UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

ASPREVA PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (250) 744-2488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Chief Executive Officer

As disclosed in Aspreva Pharmaceuticals Corporation’s Current Report on Form 8-K (File No. 000-51169), dated October 17, 2007, and filed with the U.S. Securities and Exchange Commission on October 23, 2007, on October 17, 2007, the board of directors of Aspreva approved a one-time cash payment of US$5,110,000, or the Cash Payment, to J. William Freytag, our Chief Executive Officer, in lieu of our obligation to issue Dr. Freytag options to purchase 700,000 common shares of Aspreva, or the Stock Option, pursuant to our employment agreement with Dr. Freytag, dated July 10, 2007, or the Freytag Employment Agreement. The Cash Payment is to be paid upon the completion the arrangement under a plan of arrangement under the Business Corporations Act (British Columbia), pursuant to which Galenica Canada Ltd., a wholly-owned subsidiary of Galenica AG, will acquire all of the issued and outstanding common shares in the capital of Aspreva, or the Arrangement. In compliance with the rules of the Toronto Stock Exchange, as our board of directors has been in possession of material non-public information since Dr. Freytag commenced his employment, the Stock Option was not granted. The Cash Payment is designed to compensate Dr. Freytag for the foregone incremental value of the Stock Option that would have otherwise been granted to him assuming an exercise price of US$18.70 (the closing price of our common shares as reported on the NASDAQ Global Select Market on July 10, 2007) and US$26.00 (the price per share to be paid by Galenica Canada Ltd. pursuant to the Arrangement).

On December 17, 2007 the prior authorization of the Cash Payment to Dr. Freytag was reduced to US$4,577,706 and the compensation committee approved a one-time cash payment of US$518,440 to Dr. Freytag to occur on or prior to December 31, 2007, reflecting the value of 72,917 shares that would have vested under the Stock Option and utilizing the closing price of our common stock as reported on the NASDAQ Global Select Market on December 14, 2007 of US$25.81.

The Freytag Employment Agreement and Change in Control Agreement are filed as Exhibits 10.35 and 10.36 to our Current Report on Form 8-K (File No. 000-51169), dated July 10, 2007, and filed with the U.S. Securities and Exchange Commission on July 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: December 19, 2007
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President & Chief Financial Officer